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                                                                     EXHIBIT 1.1






















                            DEALER MANAGER AGREEMENT




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                         INLAND REAL ESTATE CORPORATION

                                   21,875,000
                             SHARES OF COMMON STOCK
                                 $.01 PAR VALUE

                            DEALER MANAGER AGREEMENT



                                 July 14, 1997


Inland Securities Corporation
2901 Butterfield Road
Oak Brook, Illinois  60521

Ladies/Gentlemen:

     Inland Real Estate Corporation (the "Company"), a Maryland corporation, is qualified as a real estate investment trust (a "REIT") under federal income tax laws. The Company was formed on May 12, 1994 and is governed by the Bylaws, as amended (the "Bylaws") and the Second Articles of Amendment and Restatement, as amended (the "Articles") in the form included as Exhibits to the Registration Statement, as described in Section 1(a) hereof (such Bylaws and Articles being hereinafter referred to as the "Organizational Documents"). The advisor to the Company is Inland Real Estate Advisory Services, Inc., an Illinois corporation (the "Advisor"). Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Registration Statement on Form S-11.

     The Company is offering on a "best efforts" basis up to 20,000,000 shares of common stock, $.01 par value per share (the "Shares") for a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of tax-exempt investors, except for residents of the State of Iowa where Individual Retirement Accounts must have a minimum investment of $3,000, and for residents of the State of Minnesota where Individual Retirement Accounts and qualified plan accounts must have a minimum investment of $2,000), 875,000 Soliciting Dealer Warrants and the Shares issuable on exercise of the Soliciting Dealer Warrants and up to 1,000,000 Shares for a purchase price of $9.50 per Share for issuance through the Distribution Reinvestment Program, all upon the other terms and conditions set forth in the Prospectus, as described in Section 1(a) hereof. The subscribers, each of whom will be required to enter into a subscription agreement substantially similar to the form of Subscription Agreement (the "Subscription Agreement") attached as Exhibit I to the Prospectus, will, upon acceptance of their subscriptions by and in the discretion of the Company, become stockholders of the Company (the "Stockholders").

     1. Representation and Warranties of the Company. The Company hereby represents, warrants and agrees with you that:

          (a) Registration Statement and Prospectus. A registration statement (File No. 333-26701) on Form S-11 with respect to 21,875,000 Shares, including warrants (and shares issuable on exercise of the warrants) which are issuable in certain circumstances in connection with sale of the Shares and Shares issuable pursuant to the Company's Distribution Reinvestment Program has been prepared by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regula-



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     tions") of the Securities and Exchange Commission (the "Commission")
     thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective, the term "Effective Date" means the date upon which the Registration Statement is or was first declared effective by the Commission and the term "Prospectus" means the prospectus in the form constituting a part of the Registration Statement as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Act.

          (b) Compliance with the Act. From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(c) hereof):

                (i) the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and

                (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) No Subsequent Material Events. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have:

                (i) incurred any material liabilities or obligations, direct or contingent; or

                (ii) entered into any material transaction, not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.

          (d) Corporation Status. The Company is a corporation duly formed and validly existing under the Maryland General Corporation Law (the "MGCL").

          (e) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors' rights generally or by equitable principles relating to the availability of remedies); the performance of this Agreement and the Organizational Documents and the consummation of the transactions contemplated herein and therein, respectively, and the fulfillment of the terms hereof and thereof, respectively, do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust


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     agreement, note, lease or other agreement or instrument to which the
     Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or by the Organizational Documents, or for the consummation of the transactions contemplated hereby and thereby, respectively (except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the "NASD") or as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

          (f) Pending Actions. There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the offering of the Shares.

          (g) Required Filings. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations of the Commission thereunder as exhibits to the Registration Statement which have not been so filed.

          (h) Federal Income Tax Laws. The Corporation has obtained an opinion of Shefsky & Froelich Ltd. stating that, under existing federal income tax laws and regulations, assuming the Company acts as described in the "Federal Income Tax Considerations" section of the Prospectus and timely files the requisite elections, counsel is of the opinion that the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation (as described in the Prospectus and represented by management) has enabled and should enable it to satisfy the REIT Requirements (as defined in the Prospectus).

          (i) Independent Public Accountants. To the best of the Company's knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are independent public accountants within the meaning of the Act and the Rules and Regulations.

          (j) Escrow Agreement. The Company has entered into an escrow agreement (the "Escrow Agreement") with Inland Securities Corporation, Oak Brook, Illinois (the "Dealer Manager"), and LaSalle National Bank, N.A., Chicago, Illinois (the "Escrow Agent"), in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account (the "Escrow Account"). During the period commencing with the Effective Date and ending on the Termination Date, the Company will deposit subscribers funds in the Escrow Account as described in Section 2 below.

          (k) Sales Literature. In addition to and apart from the Prospectus, the Company may use certain supplemental sales material in connection with the offering of the Shares. This material, prepared by the Advisor, would consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company and may also contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include pictures and summary descriptions of properties similar to those to be acquired by the Company, as well as a brochure, audio-visual materials and tape presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles


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     and publications concerning real estate.  Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers (as hereinafter defined) and prospective investors. These materials shall be hereinafter referred to collectively as the "sales literature." No person has been authorized to prepared for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) newspaper advertisements or solicitations of interested limited to identifying the Offering and the location of sources of further information. Use of any sales literature is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the sales materials. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering. Although it is believed that the information contained in the sales literature will not conflict with any of the information set forth in the Prospectus, the sales literature will not purport to be complete, and should not be considered as a part of the Prospectus, or as incorporated in the Prospectus by reference, or as forming the basis of the Offering.

          (l) Authorization of the Shares. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company as contemplated in the Prospectus and the Shares have been issued to the respective subscribers, the Shares will represent ownership in the Company and will conform to the description thereof contained in the Prospectus. Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares are not convertible or subject to redemption at the option of the Company. The Shares are entitled to one vote per Share and do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Shares, the Stockholders are entitled to distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding preferred stock ranking prior to the Shares.

     2. Offering and Sale of the Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive Dealer Manager to solicit and to cause other dealers (as described in subparagraph (a) below) to solicit subscriptions for the Shares at the subscription price and upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement, and you agree to use your best efforts as such Dealer Manager to procure subscribers for the Shares, during the period commencing with the Effective Date and ending on the Termination Date (the "Offering Period"). The number of Shares, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of you and the Company. In the absence of such mutual agreement, the Company shall, subject to the provisions of Section 2(b) hereof, accept Subscription Agreements based upon a first-come, first accepted reservation or other similar method.

          (a) Soliciting Dealers. The Shares offered and sold through you under this Agreement shall be offered and sold only by you and, at your sole option, any other securities dealers (collectively the "Soliciting Dealers"), each of whom are members of the NASD, executing agreements with you substantially in the form of the Soliciting Dealers Agreement attached hereto as Exhibit A.

          (b) Subscription Agreements and Subscribers' Funds. Each person desiring to purchase Shares through you or any other Soliciting Dealer will be required to complete and execute the Subscription


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     Agreement and to deliver such document to you or such Soliciting
     Dealer, together with a check payable to the order of "LNB, Escrow Agent for IREC" in the amount of $10 per Share.

        Each Soliciting Dealer shall forward any such Subscription Agreement and check to you not later than noon of the next business day after receipt of such Subscription Agreement, if the Soliciting Dealer conducts its internal supervisory procedures at the location where the Subscription Agreement and check were initially received. When such internal supervisory procedures are performed at a different location (the "Final Review Office"), the Subscription Agreement and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the Subscription Agreement and check by the Soliciting Dealer. The Final Review Office will, by the next business day following receipt of the Subscription Agreement and check, forward both to you as processing broker-dealer in order that you may complete your review of the documentation and process the Subscription Agreement and check. The Company will have representatives available to review the Subscription Agreement at your location in order to determine whether it wishes to accept the proposed purchaser as a Stockholder, it being understood that the Company reserves the unconditional right to reject the tender of any Subscription Agreement and to reject all tenders after the Shares have been sold (exclusive of the Company's distribution reinvestment program). Any check received by you directly or as processing broker-dealer from the Soliciting Dealers will, in all cases, be forwarded to the Escrow Agent as soon as practicable, but in any event by the end of the second business day following receipt by you of the Subscription Agreement and check. The Company will promptly notify you or the Soliciting Dealer of any rejection, and you shall send the check and the Subscription Agreement to the Escrow Agent with directions to promptly return both to the rejected subscriber. All subscription funds may be deposited directly with the Company.

          Nothing contained in this Section 2 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve you or any of the Soliciting Dealers of the responsibility of complying with the Conduct Rules of the NASD.

          (c) Termination of the Offering. The Offering Period will terminate on a date on or before one year from the date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time, but no event for longer than two years from the date of the original Prospectus), subject in any event to the Company's right to terminate the Offering at any time (the "Termination Date") and the proceeds will be applied as set forth in the Prospectus.

           (d)  Dealer-Manager Compensation.

                (i) The Company agrees to pay to you a sales commission of up to 7% of the sales price (or up to $.70) for each Share sold, as set forth in the Prospectus under the caption "Plan of Distribution," subject to the limitation described below, as well as one Soliciting Dealer Warrant for every 40 Shares sold, of which such compensation may be retained or reallowed, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares as described more fully in the Soliciting Dealers Agreement; provided, however, that Soliciting Dealer Warrants will not be issued and you will not transfer these warrants to Soliciting Dealers in connection with the sale of Shares to residents of the States of Minnesota, Nebraska, South Carolina and Texas and provided further that the Company will not issue more than 875,000 warrants in connection with the Offering of the Shares. You will also receive a marketing contribution and due diligence expense allowance fee equal to 2.5% of the sale price, some portion of which may be reallowed to the Soliciting Dealers.


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                Investors purchasing at least $250,000 worth of Shares (25,000
           Shares) will be entitled to a reduction in selling commissions in accordance with the following schedule:


                                     Maximum
                                    Commission
 Amount of Purchaser's Investment   Per Share
 --------------------------------   ----------
      From               To
    $250,000          $499,999         5.5%
     500,000           999,999         4.0
   1,000,000           and over        2.5

                   Any reduction from the amount otherwise payable to you
              and reallowable to a Soliciting Dealer in respect of a purchaser's subscription will be credited to the purchaser in the form of additional whole or fractional Shares purchased net of commissions.

                   Subscriptions may be combined for the purpose of
              crediting a purchaser with additional Shares and determining commissions payable to you and reallowable to Soliciting Dealers so long as all such purchases are made through the same Soliciting Dealer and approved by the Company.
              Tax-exempt entities may be combined in computing amounts invested only if they each have the same person who exercises investment discretion. The Subscription Agreement Signature Page must indicate that subscriptions are to be combined. The Company cannot be held responsible for failing to properly combine subscriptions.

                   Notwithstanding the foregoing, it is understood and
              agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement.

                   (ii) All sales commissions payable to you will be paid on
              a monthly basis, substantially concurrently with the acceptance of a subscriber as a Stockholder by the Company, in an amount equal to the sales commissions payable with respect to such Shares.


       3. Covenants of the Company. The Company covenants and agrees with you as follows:

             (a) Registration Statement. The Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which you shall have reasonably objected or which is not, to the best of the Company's knowledge, in compliance with the Act and the Rules and Regulations; the Company will prepare and file with the Commission and will use its best efforts to cause to become effective as promptly as possible:

                   (i) any amendments to the Registration Statement or
              supplements to the



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              Prospectus which may be required pursuant to the undertakings in the Registration Statement; and

                   (ii) upon your reasonable request, any amendments to the
              Registration Statement or supplements to the Prospectus which, in the opinion of you or your counsel, may be necessary or advisable in view of the requirements of the Act and the Rules and Regulations in connection with the offer and sale of the Shares during the Offering Period.

             (b) SEC Orders. As soon as the Company is advised or obtains knowledge thereof, it will advise you of any request made by the Commission for amending the Registration Statement, supplementing the Prospectus or for additional information, or of the issuance by the Commission of any stop statement or of any order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

             (c) Blue Sky Qualifications. The Company will use its best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from such jurisdictions (including, but not limited to, summaries of telephone calls and copies of telegrams) and will promptly advise you as soon as the Company obtains knowledge thereof when the Shares are qualified for offering and sale in each such jurisdiction. The Company will promptly advise you of any request made by the securities administrators of each such jurisdiction for revising the Registration Statement or the Prospectus or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish you with a Blue Sky Survey dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

             (d) Amendments and Supplements. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Act, the Company will promptly notify you thereof and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance.

             (e) Copies of Registration Statement. The Company will furnish you copies of the Registration Statement (only one of which need be signed and need include all exhibits), the Prospectus and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and such other information with respect to the Company as you may from time to time reasonably request, in each case as soon as available and in such quantities



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


as you may reasonably request.

             (f) Qualification to Transact Business. The Company will take all steps necessary to ensure that at all times the Company will be validly existing as a corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

             (g) Authority to Perform Agreements. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the performance of this Agreement and under the Organizational Documents or the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

             (h) Copies of Reports. The Company will use its best efforts to furnish to you as promptly as shall be practicable the following:

                   (i) a copy of each report or general communication
              (whether financial or otherwise) sent to the Stockholders;

                   (ii) a copy of each report (whether financial or
              otherwise) filed with the Commission; and

                   (iii) such other information as you may from time to time
              reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company.

             (i) Use of Proceeds. The Company will apply the proceeds from the sale of the Shares as stated in the Prospectus or, if for any reason whatsoever all or a portion of the proceeds of the Offering are not applied or committed for use as stated within 12 months of the Termination Date, the Company shall promptly return those proceeds from the sale of the Shares not so applied or committed as stated in the Prospectus to the subscribers, each subscriber sharing in the return in the ratio that the number of the Shares owned by such subscriber bears to the total number of the Shares owned by all subscribers.

             (j) Organization and Offering Expenses. In no event shall the total of the organizational expenses and expenses of the Offering to be paid directly by the Company exceed 15% of the gross proceeds of the Offering.

       4. Covenants of the Dealer Manager. You covenant and agree with the Company on your behalf and on behalf of the Soliciting Dealers as follows:

             (a) Compliance with Laws. With respect to your participation and the participation by each Soliciting Dealer in the offer and sale of the Shares (including, without limitation, any resales and transfers of Shares), you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, the Conduct Rules of the NASD, specifically including, but not in any way limited

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        to, Rules 2440, 2730, 2740, and 2750 therein.  In particular, you agree not to deliver the sales literature to any person prior to the Effective Date and, after the Effective Date, not to deliver the sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus. In addition, you shall, in accordance with applicable law or any state securities administrator, provide or cause Soliciting Dealers to provide to any prospective investor copies of any document which is part of the Registration Statement; including, without limitation, the Articles and Bylaws to investors resident in the States of Mississippi or Ohio.

             With respect to your and each Soliciting Dealer's participation in any resales or transfers of the Shares, you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements, as set forth above. In addition, you and each Soliciting Dealer agree that should you or they assist with the resale or transfer of the Shares, you and each Soliciting Dealer will fulfill the obligations pursuant to Sections 3(b) and 4(d) of Rule 2810 of the Conduct Rules of the NASD.

             (b) No Additional Information. In offering the Shares for sale, you and each Soliciting Dealer shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for such purpose by the Company.

             (c) Sales of Shares. You and each Soliciting Dealer shall solicit purchases of the Shares only in the jurisdictions in which you and such Soliciting Dealer are legally qualified to so act and in which you and each Soliciting Dealer have been advised by the Company that such solicitations can be made.

             (d) Subscription Agreement. Subscriptions will be submitted by you and each Soliciting Dealer to the Company only on the form which is included in Exhibit I to the Prospectus. You and each Soliciting Dealer understand and acknowledge that the Subscription Agreement must be executed and initialed by the subscriber.

             (e) Suitability. In offering the Shares to any person, you and each Soliciting Dealer shall have reasonable grounds to believe
        (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that: (i) such person has the capability of understanding the fundamental aspects of the Company, which capacity may be evidenced by the following:
        (A) the nature of employment experience; (B) educational level achieved; (C) access to advice from qualified sources, such as attorneys, accountants and tax advisors; and (D) prior experience with investments of a similar nature; (ii) such person has apparent understanding of: (A) the fundamental risks and possible financial hazards of this type of investment; (B) the lack of liquidity of this investment; (C) the Advisor's role in directing or managing the investment; and (D) the tax consequences of the investment; and
        (iii) such person has the financial capability to invest in the Company and you or each Soliciting Dealer (as the case may be) shall maintain records disclosing the basis upon which you and each Soliciting Dealer determined the suitability of any persons offered Shares. Notwithstanding the foregoing, you and each Soliciting
        Dealer shall have reasonable grounds to believe that such person has either: (a) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishing and automobiles) of $45,000; or (b) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in certain states as set forth in the Subscription Agreement. You and/or the Soliciting Dealers shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

             (f) Due Diligence. Prior to offering the Shares for sale, you and each Soliciting Dealer shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, you and each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

              (1) items of compensation;
              (2) Company properties;
              (3) tax aspects;
              (4) conflicts and risk factors; and
              (5) appraisals and other pertinent reports.

  Notwithstanding the foregoing, you and each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

              (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;

              (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and

              (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company or the Advisor.

  Prior to the sale of the Shares, you and each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.

       5. Expenses. The Company agrees with you that, whether or not the transactions contemplated in this Agreement are consummated, the Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including, but not limited to:

             (a) the Commission's registration fee;

             (b) expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing to you copies of the Registration Statement, the Prospectus and any amendment or supplement thereto as herein provided;

             (c) fees and expenses of its and your accountants and counsel in connection with the Offering contemplated by this Agreement;

             (d) fees and expenses incurred in connection with any required filing with the NASD;

             (e) all of your expenses in connection with the Offering subject to the limitations contained in the Prospectus, including, but not limited to, the salaries, fringe benefits, travel expenses and similar expenses of your employees and personnel incurred in connection with the Offering; and

             (f) expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.

       In no event, however, will the total of: (a) the selling commissions paid to the Soliciting Dealers; (b) the marketing contribution and due diligence expense allowance fee paid to the Soliciting Dealers; and (c) reimbursement of certain expenses to be paid to Soliciting Dealers for special incentive marketing programs as described in the Prospectus, exceed 10.5% of the gross proceeds of the Offering.

       6. Conditions of Obligations. Your obligations hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Sections 3 and 5 hereof, and to the following additional conditions:

             (a) Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 p.m., Chicago, Illinois time, on the day following the date of this Agreement, or such later time and date as you and the Company shall have agreed; no stop order suspending the effectiveness of the Registration Statement shall have been issued and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

             (b) Accuracy of Registration Statement. You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.


       7. Indemnification.

             (a) The Company agrees to indemnify and hold harmless you, each Soliciting Dealer and each person, if any, who controls you or any Soliciting Dealer within the meaning of the Act (collectively, the "Indemnified Parties"), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such indemnification shall be subject to the provisions of Sections 7(b) and (c) of this Agreement.

             The Company shall not provide indemnification for any liability or loss suffered by you, nor shall it provide that you be held harmless for any loss or liability suffered by the Company unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that its course of conduct, if such course of conduct caused the loss or liability, was in the best interest of the Company; (ii) the other person seeking indemnification was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

             In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any of the Indemnified Parties unless the Company shall be notified in writing (as provided in Section 10) of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Company shall not relieve the Company from any liability which the Company may have incurred otherwise than on account of this indemnity agreement. The Company shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which the Indemnified Parties seek indemnification hereunder. If the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Parties. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Company shall not be liable to the Indemnified Parties in the suit under this Section 7 for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties shall bear the fees and expenses of any additional counsel thereafter retained by the Indemnified Parties unless: (A) the employment of counsel by the Indemnified Party has been authorized by the Company; or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in any of which events such fees and expenses shall be borne by the Company.

             The Company may advance amounts to the Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company;
        (ii) the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Parties receiving such advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Parties are found not to be entitled to indemnification.

             Notwithstanding the foregoing provisions of this Section 7, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Soliciting Dealer specifically for use with reference to you or such Soliciting Dealer in the preparation of the Registration Statement (or any amendment thereof) or the Prospectus (or any supplement thereto). The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, such indemnity agreement shall not inure to your benefit or any Soliciting Dealer from whom the person asserting any loss, liability, claim, damage or expense purchased the Shares which are the subject thereof (or to the benefit of any person who controls you or any Soliciting Dealer), if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company but only if a copy of the Prospectus (as so amended or supplemented) has been supplied by the Company to you or any Soliciting Dealer prior to such acceptance. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

             (b) The Company agrees to indemnify and hold harmless you and the Soliciting Dealers in the manner and to the extent provided in subparagraph (a) of this Section 7; provided, however, that no such indemnification by the Company of you or a Soliciting Dealer shall be permitted under this Agreement from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by you or any Soliciting Dealer and a court of competent jurisdiction has approved indemnification of the litigation costs; (ii) such claims against you or any Soliciting Dealer have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against you or any Soliciting Dealer and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

             (c) You and each Soliciting Dealer agree to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act and any controlling person of the Company: (i) to the same extent as in the foregoing indemnity from the Company to you and each Soliciting Dealer but only with reference to statements or omissions based upon the information relating to you or any Soliciting Dealer furnished in writing by you or such Soliciting Dealer or on your or their behalf expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto; and (ii) for any violation by you or any Soliciting Dealer, in the sale of the Shares, of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that such violation is not in reliance on any violation by the Company of such law, rule, regulation or instruction.

             You and each Soliciting Dealer further agree to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any such controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as such losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of you (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) which is effected other than in accordance with the Blue Sky Survey supplied to you by the Company (a "Non-Permitted Sale"), whether such Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the Blue Sky Survey, by a sale in a jurisdiction in which you or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in such jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. This indemnity agreement will be in addition to any liability which you or any Soliciting Dealer may otherwise have.

             (d) The notice provisions contained in Section 7(a) hereof, relating to notice to the Company, shall be equally applicable to you and each Soliciting Dealer if the Company or any controlling person of the Company seeks indemnification pursuant to Section 7(c) hereof. In addition, you and each Soliciting Dealer may participate in the defense, or assure the defense, of any such suit so brought under Section 7(c) hereof and have the same rights and privileges as the Company enjoys with respect to such suits under Section 7(a) hereof.

       8. Termination of this Agreement. This Agreement may be terminated by you in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified.

       In any case, this Agreement shall terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this
  Section 8 shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof which shall survive such termination.

       9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company and shall survive the Termination Date.

       10. Notices. All communications hereunder shall be in writing and, if sent to you, shall be mailed by registered mail or delivered or telegraphed and confirmed in writing to Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, (Attention: Ms. Brenda Gujral) and, if sent to the Company, shall be mailed by registered mail or delivered or telegraphed and confirmed in writing to Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523 (Attention:
  Ms. Roberta S. Matlin).

       11. Reference to Inland Securities Corporation. All references herein to Inland Securities Corporation or the Dealer Manager hereunder shall be deemed to include all successors and assigns of Inland Securities Corporation.

     12. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Company and its successors and assigns. This Agreement and the conditions and provisions hereof, are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term "successors and assigns," as used herein, shall not include any purchaser of Shares as such.

     13. Applicable Law. This Agreement and any disputes relative thereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

     14. Effectiveness of Agreement. This Agreement shall become effective at 5:00 p.m., Chicago, Illinois time, on the Effective Date, or at such earlier time as you and the Company agree.

     15. Not a Separate Entity. Nothing contained herein shall constitute you and/or the Soliciting Dealers or any of them an association, partnership, limited liability company, unincorporated business or other separate entity.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

                                   Inland Real Estate Corporation, Inc., a
                                   Maryland corporation


                                   By: /s/ Roberta S. Matlin
                                       ---------------------
                                   Title: Vice President


Accepted as of the date
first above written:

Inland Securities Corporation


By:/s/ Brenda Gail Gujral
   ----------------------
Title:     President






                                     16